MALCOLM L. POLLARD, INC

4845 W. LAKE ROAD, # 119

ERIE, PA 16505

(814)838-8258 FAX (814)838-8452

April 11, 2012

To the Board of Directors

Autovative Products, Inc.

We hereby consent to the incorporation of our opinion dated March 31, 2011 and April 10, 2012 covering the year ended December 31, 2010 in the Form 10K of Autovative Products, Inc.

Very truly yours,

/S/Malcolm L. Pollard, Inc.

Malcolm L Pollard, CPA